Exhibit 99.1

JOINT FILER INFORMATION

Name:	Citadel GP LLC

Address:	131 S. Dearborn Street, 32nd Floor

Chicago, Illinois 60603

Designated Filer:	Citadel GP LLC

Issuer and Ticker Symbol:	Great Basin Scientific, Inc. [GBSN]

Date of Event

Requiring Statement:	10/06/2016

CITADEL GP LLC

By:	/s/ Mark Polemeni

Mark Polemeni, Authorized Signatory

JOINT FILER INFORMATION

Name:	Citadel Securities LLC

Address:	131 S. Dearborn Street, 32nd Floor

Chicago, Illinois 60603

Designated Filer:	Citadel GP LLC

Issuer and Ticker Symbol:	Great Basin Scientific, Inc. [GBSN]

Date of Event

Requiring Statement:	10/06/2016

CITADEL SECURITIES LLC

By:	/s/ Mark Polemeni

Mark Polemeni, Authorized Signatory

JOINT FILER INFORMATION

Name:	Kenneth Griffin

Address:	131 S. Dearborn Street, 32nd Floor

Chicago, Illinois 60603

Designated Filer:	Citadel GP LLC

Issuer and Ticker Symbol:	Great Basin Scientific, Inc. [GBSN]

Date of Event

Requiring Statement:	10/06/2016

KENNETH C. GRIFFIN

By:	/s/ Mark Polemeni

Mark Polemeni, attorney-in-fact*

* Mark Polemeni is signing on behalf of Kenneth Griffin as attorney-in-fact pursuant to a power of attorney previously filed with the Securities and Exchange Commission on January 18, 2013, and hereby incorporated by reference herein. The power of attorney was filed as an attachment to a filing by Citadel Advisors LLC on Schedule 13G for TiVo Inc.